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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  March 9, 2001
                Date of Report (Date of earliest event reported)

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                              NEOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   000-28782                 93-0979187
----------------------------        ------------          ----------------------
(State or other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)          Identification Number)

           157 TECHNOLOGY DRIVE
            IRVINE, CALIFORNIA                                    92618
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(Address of principal executive offices)                        (Zip Code)


                                 (949) 788-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

On March 9, 2001, NeoTherapeutics, Inc. ("NeoTherapeutics") issued 1,250,000 shares of common stock and a warrant to purchase up to 125,000 shares of common stock at an exercise price of $5.00 per share to IAT ReInsurance Syndicate Ltd. for aggregate consideration of $5,000,000. The shares and warrant were issued pursuant to an effective Registration Statement on Form S-3. The purchase price per share was based on 107% of the average of the closing prices of our common stock for the thirty trading days preceding March 8, 2001, as reported by Bloomberg L.P. The warrant is exercisable at any time until March 8, 2006, and contains customary anti-dilution provisions in the event of a stock split, stock dividend, merger, recapitalization or distribution of assets. The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreement, dated as of March 8, 2001, by and between the Registrant and IAT ReInsurance Syndicate Ltd., and the warrant issued by Registrant to IAT ReInsurance Syndicate Ltd. dated as of March 8, 2001, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

ITEM 7. EXHIBITS

Exhibits:
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  10.1         Securities Purchase Agreement dated as of March 8, 2001, by and between Registrant and IAT ReInsurance Syndicate Ltd.

  10.2         Warrant issued by Registrant to IAT ReInsurance Syndicate Ltd.
               dated as of March 8, 2001.

  99.1         Press Release dated March 13, 2001.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEOTHERAPEUTICS, INC.


Date: March 13, 2001                        By: /s/ Samuel Gulko
                                                --------------------------------
                                                Name: Samuel Gulko
                                                Title: Chief Financial Officer



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                                 EXHIBIT INDEX

Exhibits:
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  10.1         Securities Purchase Agreement dated as of March 8, 2001, by and between Registrant and IAT ReInsurance Syndicate Ltd.

  10.2         Warrant issued by Registrant to IAT ReInsurance Syndicate Ltd.
               dated as of March 8, 2001.

  99.1         Press Release dated March 13, 2001.